UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 14, 2005

Global Crossing Ltd
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-16201	980189783
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

WESSEX HOUSE, 45 REID STREET, HAMILTON, Bermuda		HM12
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	4412968600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 14, 2005, the Compensation Committee of the Board of Directors (the "Board") of Global Crossing Limited (the "Company") approved the grant of restricted stock units ("RSUs") and performance shares to key employees of the Company ("Grantees"), including all executive officers.

Each RSU will vest on June 14, 2008, subject to the applicable Grantee's continued employment through that date and subject to earlier pro-rata vesting in the event of death or long-term disability. An RSU entitles the Grantee to receive a share of unrestricted common stock of the Company on the vesting date. The executive officers were granted 248,800 RSUs in the aggregate.

In addition, a target performance share opportunity was established for each Grantee. Each performance share earned will be paid out in unrestricted shares of common stock of the Company on December 31, 2007, subject to the applicable Grantee's continued employment through that date and subject to earlier pro-rata payout in the event of death or long-term disability. The target number of performance shares for all executive officers in the aggregate is 288,200 shares.

Each Grantee's target performance share opportunity comprises three separate award opportunities: One based on a measure of combined 2005 and 2006 earnings (the "EBITDA Opportunity") in an amount equal to 40% of the overall target opportunity; one based on combined 2005 and 2006 cash use (the "Cash Use Opportunity") in an amount equal to 40% of the overall target opportunity; and one based on combined 2005 and 2006 gross margin attributable to the Company's "Invest and Grow" revenue category (the "Invest and Grow Opportunity") in an amount equal to 20% of the overall target opportunity. Performance shares with respect to each of the EBITDA Opportunity, the Cash Use Opportunity and the Invest and Grow Opportunity will be earned only if the Company achieves specified financial performance goals relating to that opportunity. Specifically, each Grantee will earn (i) 50% of his or her target award for a given opportunity if the threshold financial performance goal for that opportunity is achieved, (ii) 100% of his or her target award for a given opportunity if the target financial performance goal for that opportunity is achieved and (iii) 150% of his or her target award for a given opportunity if the maximum financial performance goal for that opportunity is achieved. Straight-line interpolation will be used to determine the payout for performance between the threshold and target goals or between the target and maximum goals. No payout will be made for performance below threshold, and the payout for performance above maximum is capped at 150% of the target opportunity.

Also on June 14, 2005, at the 2005 Annual General Meeting of Shareholders (the "2005 AGM") the shareholders of the Company approved an amendment to the 2003 Global Crossing Limited Stock Incentive Plan (the "Stock Incentive Plan") to increase by 3.5 million the number of authorized common shares reserved for issuance under that plan. A description of the Stock Incentive Plan is included in the Company’s proxy statement relating to the 2005 AGM, which was filed with the Securities and Exchange Commission on April 28, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Crossing Ltd

June 20, 2005	By:	Mitchell Sussis

Name: Mitchell Sussis
Title: Vice Pesident, Secretary & Deputy General Counsel